Exhibit No. 99.1

Regis Corporation Receives Continued Listing Notice From NYSE

MINNEAPOLIS, October 6, 2023 — Regis Corporation (NYSE: RGS), a leader in the haircare industry, today announced that it has received written notice (the “Notice”) from the New York Stock Exchange (“NYSE”) that the Company does not presently meet the NYSE’s continued listing standard that requires the Company to maintain a minimum average closing price of $1.00 per share over a period of 30 consecutive trading days. As set forth in the Notice, as of October 3, 2023, the 30 trading-day average price of the Company’s common stock was $0.92.

Pursuant to applicable NYSE rules, the Company plans to timely notify the NYSE that it intends to pursue actions to meet the minimum average share price requirement by pursuing measures that are in the best interests of the Company and its shareholders. The NYSE provides for a period of six months following receipt of the Notice for the Company to meet the share price standard and regain compliance for continued listing on the NYSE.

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on the NYSE, subject to the Company’s compliance with the other continued listing requirements of the NYSE. The Company’s common stock will continue to trade on the NYSE under the symbol “RGS” with the designation of “.BC” to indicate the status of the shares as “below criteria.” The Notice does not affect the Company’s business operations, or its Securities and Exchange Commission reporting requirements, and does not conflict with or trigger any violation under the Company’s material debt or other agreements.

The Company also remains noncompliant with the market capitalization requirement of Section 802.01B of the NYSE Listed Company Manual as previously reported in the Company’s Current Report on Form 8-K filed on June 15, 2022, for which the compliance period ends December 13, 2023.

About Regis Corporation

Regis Corporation (NYSE:RGS) is leader in the beauty salon industry. As of June 30, 2023, the Company franchised, owned or held ownership interests in 4,863 worldwide locations. Regis’ franchised and corporate locations operate under concepts such as Supercuts®, SmartStyle®, Cost Cutters®, Roosters® and First Choice Haircutters®. For additional information about the Company, please visit the Investor Information section of the corporate website at www.regiscorp.com.

This release contains or may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” “intend” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include our ability to regain compliance with the NYSE listing requirements, future compliance with such requirements, potential future application of suspension and delisting procedures and future quotation of our common stock, and other potential factors that could affect future financial and operating results as set forth under Item 1A of our Form 10-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

CONTACT: REGIS CORPORATION:

Kersten Zupfer

investorrelations@regiscorp.com